Exhibit 10.7

Pledge Agreement
 (English Translation)

No.: YingZi No. 1011200025 in the year of 2011

Mortgagee: Guiyang branch of China Merchant Bank Co., LTD	(hereinafter Party A)
Principal person: Zhang QingDian

Pledger (legal person or other organization): Guizhou Huacheng Real Estate Co., LTD. (hereinafter referred to as Party B) Legal representative or principal person: Ji YuDong

Pledger (natural person)	(hereinafter Party B)
ID number:

Whereas:

1. Party B applies for loan/acceptance/bills discounting with the total amount of ____ yuan in the currency of _____. Party A agrees to provide Party B with loan/business acceptance/bills discounting. Both parties enter into ____ No.___ (hereinafter referred to as main contract). or

2. Qian Xi Nan Aosen Forestry Company, Limited (hereinafter referred to as "debtor") applies to Party A for loan/business acceptance/bills discounting with the total amount of RMB 25million. Party A agrees to provide loan/business acceptance/bills discounting to the debtor. Party A and the debtor therefore sign Loan Contract YingZi No. 1011200025 in the year of 2011 (hereinafter referred to as Main Contract).

To guarantee debt interest under the contract and other all expenses related can be fully paid back as scheduled, Party B will mortgage the property owned or the property penalized according to laws, which Party A reviews and agrees to accept. Both parties agree on the following terms and enter into the contract in accordance with the provisions of relevant laws through equal consultation.

Article 1 Mortgaged property of Party B

1.1 Name: Huacheng Arch of Triumph No. 1 and No.2 of negative 1st floor, Building A and Building B

1.2 Quantity or area: 2377.29 m2

1.3 Assessment price and mortgage rate: RMB 48,132,000

1.4 Time limit: March 3, 2011 ~ September 2, 2012

1.5 Premises: No.56-58 North Zhonghua Road, YunYan District

1.6 Ownership certificate: YunYan Zi No. 010017995 of property right certificate

Article 2 Ways of mortgage guarantee

2.1 Upon expiration of the time limit for paying debts, Party B fulfills its duty according to article 3 of the contract for loan, business acceptance or bills accounting which is not yet paid. Prior to the time limit, if Party A claims loan in advance, Party B can fulfill its duty with mortgaged property.

2.2 In case both parties enter into an extension on time limit, interest rate and amount under the main contract, or change relevant clauses, or Party A adjusts the interest rate during the time limit under the contract, Party A does not have to ask for consent of Party B or notify Party B, all of which the latter shall recognize and won’t impair Party B’s mortgage guarantee responsibility under the contract.

Article 3 Scope of mortgage guarantee

Scope of guaranty under the contract includes but is not limited to debt principal as well as its corresponding debt interest, penalty, compound interest, liquidated damages and fees for realizing mortgage rights, including:

3.1 loan principal issued by Party A under the contract as well as its corresponding debt interest, penalty, compound interest, liquidated damages and related fees; or

3.2 principal balance paid by Party A in advance for fulfilling its duty of accepting commercial draft under the contract as well as its corresponding interest, penalty, compound interest, liquidated damages and related fees; or

3.3 principal of commercial draft discounted by Party A as well as its corresponding interest, penalty, compound interest, liquidated damages and related fees; or

3.4 expenses incurred when Party A exercises its mortgage rights (including but not limited to legal fees, attorney fees, announcement fee, service fee, travel, etc)

Article 4 Custody and responsibility of certificates of mortgaged property and its ownership

4.1 During the mortgage, the mortgaged property is kept by party B or its entrusted agent, who shall properly keep, repair and maintain the property and be ready for check by Party A at any time.

The mortgage period refers to the period of time from the day as of the contract comes into force to the date of expiration of legal action concerning the obligatory rights

4.2 During the mortgage, Party B shall not devalue any mortgaged property. If so, Party A shall be entitled to require party B to cease and restore its value, or provide new mortgage agreed by Party A. Party B shall bear the costs incurred by restoring the property or adding new mortgaged property.

4.3 During the mortgage, Party B shall hand in certificates of mortgaged property and its documents to Party A for safekeeping. Party A shall properly keep all the certificates of mortgaged property. In case of any loss for improper custody, Party A shall bear the expenses.

Article 5 Registration of mortgaged property

5.1 Party B should cooperatively go to register mortgaged property in the agent along with the contract and relevant documents during the period as scheduled;

5.2 Party B should cooperatively go through the formalities as required. In case Party B fails, Party B shall bear the liability for compensation for any loss

Article 6 Insurance

Party B shall insure the mortgaged property in ________insurance company with a full amount of property insurance, the proper type and Party A as the first beneficiary as required. Time limit of Insurance shall be longer than the period under the contract. If the period under the contract prolongs, Party A is entitled to claim principal and interest of loan/acceptance/discount and all other related expenses, or deposit insurance compensation in the margin account which is set up by Party B in advance or automatically generated when loan guarantees are deposited, or handle procedures of drawings after consultation with Party B so as to withdraw the payable upon expiration under the contract.

If Party B fails to insure the mortgaged property or extend the time limit, Party A is entitled to represent Party B to go through formalities directly.

Article 7 Restrictions on disposing mortgaged property

7.1 During the period, Party B is not entitled to transfer the mortgaged property under the contract by means of selling, exchanging and giving away without authorization; if Party B has to transfer the mortgaged property under the contract, the following conditions shall be met with:

7.1.1 The transfer shall be approved in written consent by Party A and the transferee shall be notified in advance. If not, the transfer is deemed void;

7.1.2 If the payment of transferred property is so below its value that it cannot afford to pay the principal and interest and relevant fees under the contract, Party A is entitled to require Party B to provide corresponding mortgaged property in full amount; the transfer is not allowed unless Party B can afford to offer.

7.1.3 The transfer pay directly goes into the account appointed by Party A to pay principal and interest and other expenses in advance or upon expiration, or is deposited in Party A’s margin account opened by Party B. Since the capital enters into the margin account, it is deemed as specified and possessed by Party A, which shall serve as mortgage guarantee under the contract. Party B has no objection to it and shall go through related formalities as required.

When Party B transfers the full amount of mortgaged property into the margin account, Party A may assist Party B in handling registration cancellation procedures and return certificates of property ownership to Party B.

7.2 without the written consent of Party A, Party B shall not transfer, lease, re-mortgage or dispose the property in any other appropriate ways.

Article 8 Expense bearing

Fees of insurance, notarization, registration, transportation and warehousing shall be borne by Party B.

Article 9 Change or terminate the contract

When the contract comes into force, one party shall not unilaterally modify or terminate the contract without the written consent of the other party. In case of any modification or termination of the contract, a written agreement shall be reached through consultations of both parties. Before that, the contract remains effective.

Article 10 During the effective period of the contract, if Party B divides or mergers, it’s up to the new organization to undertake or separately undertake obligations under the contract. If Party B breaks up or goes bankrupt, Party A is entitled to dispose the mortgaged property in advance.

Article 11 Under one of the following circumstances, Party A is entitled to lawfully dispose the property.

11.1 Party B (or the debtor) violates the contract;

11.2 Party B or mortgagor/pledgor/guarantor violates the contract; or Party B fails to fulfill the obligations under the contract;

11.3 Party B guarantees loan/acceptance/discount by means of movable property, and its market value drops below the percentage of ____ of the principal of loan/acceptance/discount;

11.4 Party B is natural person, and has no heir or legatee upon death;

11.5 Party B is natural person, and its heir or legatee disclaims inheritance or bequest and refuses to pay back principal and interest;

11.6 Party B as legal person or other organization closes, or its business license is revoked or cancel led, or it applies for or is filed for bankruptcy, or it breaks up;

11.7 Other reasons for Party’s failure to fulfill its rights.

Article 12 In case Party B guarantees loan/acceptance/discount by means of movable property, and its market value drops below the percentage of ____ of the principal of loan/acceptance/discount, Party B shall provide the margin as required, or add or replace the mortgage to make up for the gap that arises for the drop of the market value.

Article 13 Liability for breach of contract

13.1 In case Party B is against the provisions of article 4 and fails to maintain and manage the property so that it devalues, or Party B’s behavior endangers the property so that it devalues, Party A is entitled to require Party B to cease and provide other acceptable property, and Party A is entitled to dispose the property in advance;

13.2 If Party B violates the provisions of article 7 and disposes the property without authorization, it is deemed void; Party A is entitled to require Party B to cease and provide other acceptable property, and Party A is entitled to dispose the property in advance;

13.3 In case Party B conceals the property co-ownership, dispute, close-down, detainment, lease, prior mortgage and priority (including but not limited to priority of construction payment ) or Party B doesn’t have ownership or right of disposition, Party A is entitled to require Party B to provide other acceptable property;

13.4 Under one of the circumstances above, if Party B fails to provide new guarantee, Party B shall pay 5% of principal and interest of loan/acceptance/discount under the contract. If it brings any economic loss to Party A, Party B shall make the payment.

Article 14 Independence of the contract

The contract is independent and unconditional, the effectiveness of which is neither influenced by the main contract nor any agreement or document signed by Party B with others, or is not subject to change for Party B’s fraud, reorganization, closure, breakup, bankruptcy, liquidation and so on. In case there is another mortgage guarantee or guarantor, and Party A gives up syn-position of the mortgage, gives up or changes or cancels other mortgage guarantee, or changes or cancels the liability of guarantor, or Party A requires Party B to undertake the liability of guarantee in advance, Party B still has to undertake the liability of guarantee under the contract.

If Party A ceases to loan, accept or discount, or claims loan or acceptance issued, it shall not affect the liabilities borne by Party B under the contract.

Article 15 If Party B (or the debtor) fails to pay off principal and interest under the contract, Party A can claim the mortgage rights. If the property is seized or detained by the people's court, Party A is entitled to charge natural fruits separated from mortgaged property and legal fruits Party B can collect from the property.

Article 16 Materialization of mortgage rights

16.1 When one individual item or items of Article 11, 13.1, 13.2 arise, mortgage rights can be materialized by one of the means:

16.1.1 Both parties reach an agreement of converting mortgaged property into money or auctioning or selling off mortgaged property. In case no agreement can be reached with 15 days since one individual item or items of Article 11, 13.1, 13.2 arise, Party A is entitled to ask the people's court to auction or sell off mortgaged property;

16.1.2 The property is legally disposed according to the contract.

16.1.3 After compulsory execution granted by both parties is notarized, Party A can apply for compulsory execution to the competent people's court.

16.2 Party A is entitled to money claimed for disposing the property. If it exceeds principal and interest and its related fees, the excess goes to Party B. Otherwise, Party A can recover the deficiency.

Article 17 Extermination of mortgage rights

When or before the contract expires, if principal and interest of loan/discount and related fees are paid off, or commercial draft accepted is paid off, mortgage rights terminate. Certificates of property rights or insurance policy kept by Party A shall be returned to Party B. Party A can assist Party B in handling formalities of cancellation of mortgaged property registration.

Article 18 Settlement of applicable laws and disputes:

18 1 Formation and interpretation of the contract and its dispute settlement are applicable to laws of the People's Republic of China.

18.2 Disputes that arise shall be settled by consultation or mediation of both parties. Otherwise, both parties agree to settle disputes according to the contract.

Article 19 Notice

Notices and requirements related to the contract shall be sent in a written form.

If they are delivered by hand, signature by hand is deemed service (if the receipt refuses, the very day when refusal occurs is deemed service); in case they are delivered by post, 7 days is deemed service; if they are delivered by fax, that the receipt’s fax receives notices or requirements is deemed as service.

Party A’s address:

Party B’s address:

One party shall be informed of any change made by the other party. Otherwise, loss incurred should be borne by itself.

Article 20 Terminology

The terminology used in the contract, unless otherwise specified, bears the same meaning as the main contract.

Article 21 Execution of contract

The contract comes into effect after legal representative (or responsible person) or authorized agent of both parties signs/stamps, or after Party A signs/stamps if Party B is legal person, and becomes void until principal and interest are paid off.

21 Other matters

21.1 ________________________________________________________________________________

21.2 ________________________________________________________________________________

21.3 ________________________________________________________________________________

Article 21 Bylaw

The contract in quadruplicate is effective. Both parties, the debtor and the mortgage registration institution each have one copy.

(No text followed)

(Signature Page)

Party A: Guiyang branch of China Merchant Bank Co., LTD (stamp)

Main person in charge or authorized:

Party B: Guizhou Huacheng Real Estate Co., LTD. (stamp)

Signed or stamped by legal representative/person in charge or authorized agent (signature or stamp):

Signing date: March 7, 2011

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